Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63379) of Professional Bancorp, Inc. of our report dated January 28, 2000 appearing in item 8 in this Annual Report on Form 10-K.





MOSS ADAMS LLP


Los Angeles, California
March 29, 2000